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                                                                   EXHIBIT 10.27

                                                                  EXECUTION COPY











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                         KHANTY MANSIYSK OIL CORPORATION



                            SHARE PURCHASE AGREEMENT

                                   DATED AS OF

                                  JUNE 29, 2000

                                 BY AND BETWEEN



                         KHANTY MANSIYSK OIL CORPORATION
                                       AND

                              WALDO SECURITIES S.A.

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                            SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (THE "AGREEMENT") is made as of the 29th day of June 2000, by and between Khanty Mansiysk Oil Corporation, a Delaware corporation (the "COMPANY"), and Waldo Securities S.A. (the "SELLER"), an international business company organized under the laws of the British Virgin Islands.

                                    RECITALS

       WHEREAS, the Seller, the Company (formerly known as Ural Petroleum Corporation), Khantymansiiskneftegazgeologiia, Benz Investments GmbH, AOZT Iuridicheskaya Kompania "Graf I Sinovia", OOO "Tagaso", TOO "Orlis" are party to the Investment Agreement, dated as of August 7, 1997 (the "INVESTMENT AGREEMENT");

       WHEREAS, the Seller is the owner of 103,220 (One Hundred Three Thousand, Two Hundred Twenty) shares of common stock, no par value per share, of the Company;

       WHEREAS, the Seller and the Company are parties to the Voting and Transfer Agreement (the "TRANSFER AGREEMENT"), dated as of October 15, 1997 among the Seller, the Company, Khanty Holdings LLC ("HOLDINGS") and Brunswick Fitzgibbons Trust Company LLC ("BFTC");

       WHEREAS, the Seller, BFTC and the Company are parties to the Shareholder Agreement (the "WALDO SHAREHOLDERS AGREEMENT"), dated as of October 17, 1997; and

       WHEREAS, the Seller wishes to sell to the Company, and the Company wishes to buy from the Seller, 44,223 (Forty Four Thousand, Two Hundred Twenty Three) shares of common stock, no par value per share, of the Company, (the "COMMON STOCK"), for an aggregate purchase price equal to US$ 21,005,925 (Twenty One Million, Five Thousand, Nine Hundred Twenty Five United States Dollars), which equates to US$475 (Four Hundred Seventy Five United States Dollars) per share, all on terms and conditions as more specifically set forth herein.

       NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:


                                    AGREEMENT

                                    ARTICLE I
                                PURCHASE AND SALE

       SECTION 1.1 PURCHASE AND SALE OF THE COMMON STOCK. Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to Company, and the Company agrees to purchase from the Seller, 44,223 (Forty Four Thousand, Two Hundred Twenty Three) shares of common stock, no par value, of the Company, free and clear of all liens, mortgages, charges and other security interests and encumbrances of any kind.

       SECTION 1.2 CONSIDERATION. Upon the terms and subject to the conditions set forth in this Agreement, and in consideration of the sale and delivery of the Common Stock to the Company pursuant to duly executed Stock Powers, the Company shall pay to the Seller an aggregate purchase price in the amount of US$21,005,925 (Twenty One Million, Five Thousand, Nine Hundred Twenty Five United States Dollars), which equates to US$475 (Four Hundred Seventy Five United States Dollars) per share (the "SHARE PURCHASE PRICE"), as follows:


                                       1

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       a.     One Million United States Dollars (US$1,000,000) (the "INITIAL
              PAYMENT") to be paid by the Company within 2 business days after the Closing Date (as defined in Section 1.3 below) to an account specified in writing by the Seller to the Company;

       b. Ten Million, Five Thousand Nine Hundred Twenty Five United States Dollars (US$10,05,925) to be paid by the Company in the form of a promissory note (the "IPO NOTE") in the form of Attachment 1 hereto and dated as of the Closing Date; and

       c. Ten Million United States Dollars (US$10,000,000) to be paid by the Company in the form of a promissory note, (THE "REMAINDER NOTE"; the IPO Note and the Remainder Note hereinafter collectively referred to as the "NOTES" and each individually, a "NOTE") in the form of Attachment 2 hereto and dated as of the Closing Date.

       SECTION 1.3 CLOSING. The consummation of the purchase and sale of the Common Stock (the "CLOSING") shall occur, subject to the satisfaction or waiver of the conditions set forth in Article IV, at the offices of the Company, 152 West 57th Street, 29th Floor, New York, New York 10019 on June 29, 2000 at 2:00 p.m. local time, or otherwise as the parties may agree (the "CLOSING DATE"). At the Closing, the parties shall make the deliveries and take the other actions contemplated by Article V.

                                   ARTICLE II
                                    THE NOTES

       SECTION 2.1 DESCRIPTION; RANKING. The Notes shall represent the subordinated unsecured debt obligations of the Company and shall be subordinated in right of payment of principal and interest to the notes issued by the Company to the parties listed on Attachment 5 hereto pursuant to the US$55,000,000 financing conducted by the Company in October 1997 (the "SENIOR Financing") and shall rank pari-passu in right of payment with all other current and future unsecured indebtedness of the Company of similar size (being less than US$20 Million prior to the redemption of the IPO Note and less than US$10 Million following such redemption) and tenor.

       SECTION 2.2 INTEREST; MATURITY.

       a. IPO NOTE. No interest shall accrue or be payable at any time on the unpaid principal amount of the IPO Note, except where the Company fails to make a payment of the unpaid principal amount of the IPO Note on the agreed due date in accordance with this Agreement, in which case interest shall accrue as set forth in
              Section 2.8 hereof. The IPO Note shall mature on December 31, 2000, unless previously redeemed as set forth below in Sections
              2.3 or 2.4.

       b. REMAINDER NOTE. No interest shall accrue or be payable on the unpaid principal amount of the Remainder Note prior to December 31, 2000. Commencing on January 1, 2001 and provided that the Remainder Note has not been previously redeemed in accordance with
              Section 2.4 hereof, the Company shall pay interest on the unpaid principal amount of the Remainder Note until such principal amount shall be paid in full, at a rate equal to 10% per annum; provided, however, that any unpaid principal amount outstanding under the Remainder Note after the maturity date shall accrue interest at the rate set forth in Section 2.8 hereof. Accrued interest on the unpaid principal amount of the Remainder Note shall be payable quarterly on September 30, December 31, March 31 and June 30 of each year to the holder thereof, as determined by the reference to the Company's note registration books on the first day of relevant month when payment is due, until the Remainder Note is paid in full with the first such payment due on March 31, 2001. The Company shall make each payment under the Remainder Note not later than 12:00 noon, New York City Time, on the day when due. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made


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

              on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. The Remainder Note shall mature on December 31, 2005, unless previously redeemed as set forth in Section 2.4 hereof.

       SECTION 2.3 MANDATORY REDEMPTION. In the event that prior to the maturity date of the IPO Note, the Company consummates an initial public offering of the Company's common stock that results in net proceeds to the Company of at least US$80 million (an "IPO"), the Company shall redeem the IPO Note in accordance with this Section 2.3 in cash at a price equal to the principal amount of the IPO Note

       SECTION 2.4 OPTIONAL REDEMPTION.

       a. The Company shall have the right to redeem each of the IPO Note and the Remainder Note at any time prior to the relevant maturity date thereof set forth in Section 2.2(a) and 2.2(b), at a price equal to the aggregate principal amount of the IPO Note or the Remainder Note, as the case may be, plus, in the case of the Remainder Note, accrued interest to the redemption date, if any, (the "NOTE REDEMPTION PRICE"); provided, however, that in the event the Board of Directors of the Company has resolved to not pursue an initial public offering prior to the maturity date of the IPO Note, the Company's right to redeem the IPO Note pursuant to this Section 2.4 shall expire within 30 days from the date of such Board of Director's decision. The Note Redemption Price shall be paid in cash; provided, however, that the Company shall have the option, except in the event of a mandatory redemption pursuant to Section 2.3, to redeem the IPO Note (i) in cash, (ii) in common stock of the Company equal in value to the Note Redemption Price at the time of such redemption (as adjusted pursuant to the last sentence of this Section 2.4(a)), or (iii) in any combination of cash and common stock of the Company as determined in the sole discretion of the Company and equal in value to the Note Redemption Price at the time of such redemption (as adjusted pursuant to the last sentence of this Section 2.4(a)); provided that, in connection with any such redemption in whole or in part in common stock of the Company, all consents, approvals, authorizations or other actions by, or filings with or notifications to, any third party or any governmental or regulatory authority required in connection with the issuance of such common stock (including any such requirement with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT ") shall have been obtained or made. Payments in cash shall be made in United States dollars by wire transfer in immediately available funds to the account specified in writing by the Seller or other holder of the IPO Note or the Remainder Note (the "HOLDER"), or, if in common stock, by delivery of stock certificates representing shares of common stock to the Holder. The Holder must surrender the IPO Note or the Remainder Note, as the case may be, to the Company at the time of payment of the Note Redemption Price. If all or any portion of the Note Redemption Price is made in common stock of the Company, (x) each share of common stock shall be valued for this purpose as being equal to the Share Purchase Price, subject to adjustment pursuant to Section 2.4(b) hereof and (y) the Note Redemption Price of the IPO Note shall be increased by an amount determined by multiplying the percentage of the Note Redemption Price being paid in common stock of the Company at the time of the redemption (and without giving effect to this adjustment) by the Initial Payment.

       b. In the event of any changes in the common stock of the Company by reason of a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into common stock), reorganization, re-capitalization, split up, division, combination, share exchange or like event, the class and number of securities to be paid to the Holder of the Notes pursuant to Section 2.4(a) above, shall be adjusted appropriately, and proper provisions shall be made in the agreements governing such transactions, so that Holder will receive, upon redemption of the Notes and the Company's election to pay the Note Redemption Price, in whole or in part, in common stock of the Company, the number and class of shares or other securities or property, cash or other form of consideration that the Holder would have received with respect to the


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              common stock had such payment been made immediately prior to such event or the record date therefor, as applicable.

       SECTION 2.5 REDEMPTION PROCEDURE.

       a. The Company shall give notice of the redemption to the Seller or the Holder of the Notes, by mailing notice of such redemption by first class mail, postage prepaid, at least 10 days and not more than 30 days prior to the date fixed for redemption. In the case of mandatory redemption pursuant to Section 2.3, the date fixed for redemption shall be 15 days following the date of the closing of the IPO. The notice of redemption shall specify (i) the Note Redemption Price, (ii) the date fixed for redemption, (iii) the amount of the Note Redemption Price to be paid in cash and/or common stock of the Company, (iv) the place or places of payment (at least one of which must be New York City), (v) that payment will be made upon presentation and surrender of the IPO Note or the Remainder Note, as the case may be, and (vi) that, in the case of the Remainder Note, interest, if any, accrued to the date fixed for redemption will be paid as specified in such notice.

       b.     If notice of redemption has been given as provided in Section 2.5
              (a) above, the IPO Note or the Remainder Note, as the case may be, shall become due and payable on the date and at the place or places stated in such notice at the Note Redemption Price, and on and after said date (unless the Company shall default in the payment of such notes at the Note Redemption Price), the Seller or the Holder, as the case may be, of the IPO Note or the Remainder Note, as the case may be, shall have no right in respect of such notes except the right to receive the Note Redemption Price. On presentation and surrender of the IPO Note or the Remainder Note, as the case may be, at a place of payment specified in the notice, such notes shall be paid and redeemed by the Company at the Note Redemption Price.

       c. In the event of a redemption of the Notes pursuant to Section 2.4 and the Seller (or the Holder) of the Notes is required to accept payment in common stock of the Company, such party as a condition to delivery of certificates representing such shares, executes and delivers to the Company (if it has not already done so) a Shareholder Agreement in the form attached hereto as Attachment 4 ("SHAREHOLDER AGREEMENT"). Ownership in such shares shall not vest in the Seller (or the Holder) until such time as the Company receives the executed Shareholder Agreement.

       SECTION 2.6 PAYMENT OF PRINCIPAL OF NOTES. In the event that the Notes have not been redeemed by the Company pursuant to Sections 2.3 or 2.4 above, the aggregate principal amount, and in the case of the Remainder Note, accrued interest, will become due and payable by the Company on the relevant maturity date of each such note set forth above in Section 2.2(a) and 2.2(b); provided, however, that in the event that the Company does not pay the aggregate principal amount of the Notes on such dates (or on such earlier dates, if the notes are called for redemption pursuant to Section 2.4 above), the outstanding amount shall bear interest in accordance with Section 2.7 hereof.

       SECTION 2.7 SUBORDINATION.

       a. The indebtedness of the Company evidenced by the Notes shall be junior and subordinate to all Senior Debt. As used in this Agreement, the term "SENIOR DEBT" means: (i) all securities issued by the Company pursuant to the Senior Financing and (ii) any refundings, renewals or extensions of any indebtedness described in clause (i) above.

       b. In the event of any dissolution, winding up, liquidation, reorganization or other similar proceedings relative to the Company, its property or its operations (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets of the Company or otherwise), then all Senior Debt shall first be paid in full in cash or cash equivalents before the Seller shall be entitled to retain any payment or distribution of assets made after such event with respect to the Notes. In any such proceeding,


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

              any payment or distribution of assets to which the Seller would be entitled if the Notes were not subordinated to the Senior Debt shall be paid by the trustee or agent or other person making such payment or distribution, or by the Seller if received by it, directly to the holders of the Senior Debt (pro rata) to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

       c. The Company may from time to time (and with respect to payments of principal of the Notes, upon 30-days prior written notice to the holders of the Senior Debt), pay or cause to be paid to the Seller and the Seller may accept and retain scheduled payments in respect of interest and principal on the Notes, as originally executed and delivered, unless at the time of any such proposed payment or immediately after giving effect thereto, there shall exist any default with respect to the Senior Debt that permits holders of the Senior Debt as to which such default relates to accelerate its maturity (each, a "SENIOR EVENT OF DEFAULT") and the holders of the Senior Debt have notified the Company in writing of the existence of such Senior Event of Default prior to such payment. If the Seller receives payment from the Company pursuant to this
              Section 2.7 (c), such payment shall be deemed to constitute a representation by the Company to the holders of the Senior Debt and to the Seller that no Senior Event of Default exists, and that such payment is permitted to be paid to the Seller under the Notes; and the Seller shall be entitled to keep and retain such payments, unless the holders of the Senior Debt shall have notified the Company or the Seller of a Senior Event of Default in writing prior to such payment, in which case (if such Senior Event of Default in fact existed on the date of such payment) the Seller shall forthwith deliver such payment or an amount of cash equal thereto to the holders of the Senior Debt for application in payment of the Senior Debt.

       d. In the event that the Seller shall receive any payment or distribution of assets which the Seller is not entitled to retain under the provisions of the Notes, the Seller shall hold any amount so received in trust for the holders of Senior Debt and, upon the request of any holder of Senior Debt, shall forthwith turn over such payment or distribution (without liability for interest thereon) to the holders of Senior Debt (pro rata) in the form received to be applied to Senior Debt. Any holder of Senior Debt may at any time and from time to time without the consent of or notice to the Seller (or the Holder); (i) extend, renew, modify or amend the terms of Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any guarantor or any other person (except the Company) liable in any manner for the Senior Debt; (iv) exercise or refrain from exercising any rights against the Company or any other person; and (v) apply any sums by whomever paid or however realized to Senior Debt. Any and all of such actions set forth in this Section 2.7 may be taken by holders of Senior Debt without incurring responsibility to the Company and without impairing or releasing the obligations of the Seller (or the Holder) to the holders of Senior Debt.

       e. No holder of Senior Debt shall be prejudiced in its right to enforce subordination of the Notes by any act or failure to act by the Company or anyone in custody of the Company's assets or property. No amendment or modification of the terms of this
              Section 2.7 shall be effective as against any holder of Senior Debt without the consent of such holder.

       SECTION 2.8 INTEREST AFTER DUE DATE. If the principal amount of the Notes is not paid when due, as a result of redemption or otherwise in accordance with this Agreement, the overdue amount shall bear interest from the maturity date until paid at an annual rate of 12%.

       SECTION 2.9 REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES.

       a.     REGISTRATION OF NOTES; REGISTRATION OF TRANSFER AND EXCHANGE OF
              NOTES.

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              (i)    All Notes issued from time to time under this Agreement
                     shall be registered on the Company's books and records and the registration of transfers and exchanges of the Notes shall be effected as provided in this Agreement. The Company will keep at its office appropriate books and records for the registration of the Notes and the transfer and exchange of the Notes. The Company will register the Notes and transfers and exchanges of the Notes under the provisions of this Agreement at such office, but only if such transfers are in compliance with Article VII hereof.

              (ii) Whenever any Note or Notes shall be presented at such office for exchange or registration of transfer, subject to compliance with Article VII hereof, the Company at its expense shall execute and, in exchange and upon cancellation of the Notes, shall deliver a new Note or Notes, registered in such name or names and in such denominations of US$ 100,000 or any integral multiple thereof as may be requested, in the same aggregate principal amount and dated the date of the Note or Notes so surrendered; PROVIDED, HOWEVER, that no transfer of any Note shall be registered unless the transfer is evidenced by a written instrument of transfer, in form reasonably satisfactory to the Company, executed by the registered owner of such Note or by his authorized attorney. All Notes issued upon any exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such exchange.

       b. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note and of indemnity and security or bond satisfactory to it, the Company at its expense will execute and deliver in replacement of such Note a new Note of like tenor, registered in the same manner and in the unpaid principal amount and dated the date of such Note.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

       SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to the Company that each of the statements set forth below is true, correct and complete:

       3.1.1. DUE INCORPORATION. Seller is an international business company, duly organized, validly existing and (to the extent applicable under the laws of its jurisdiction of incorporation) in good standing under the laws of the British Virgin Islands. Seller is duly qualified or licensed to do business in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdiction where the failure to so qualify or be licensed would not have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of Seller.

       3.1.2. BINDING AGREEMENT. This Agreement (and all other related agreements) has been duly executed and delivered by Seller, constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by principles of equity (regardless of whether enforcement is brought in a proceeding in equity or at law). The execution and delivery of this Agreement (and all other related agreements) by Seller has been duly authorized by all necessary action on the part of Seller and no other proceedings (corporate or otherwise) on its part (or on the part of its shareholders) are necessary to authorize this Agreement.


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

       3.1.3. NO CONFLICT. The execution, delivery and performance by Seller of this Agreement does not and will not (a) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Seller or (b) conflict with, or result in a breach of or default under, any terms or conditions of the charter, articles of incorporation, or other constitutive document of Seller or any agreement entered into by Seller, including any shareholder or voting agreements, except for Article 7.1 of the Transfer Agreement and Section 3.3 of the Waldo Shareholder Agreement.

       3.1.4. NO REQUIRED APPROVALS. Except for the waiver by each of BFTC and Holdings of their tag-along rights pursuant to Section 7.1 of the Transfer Agreement and the waiver by BFTC of its right of first refusal pursuant to Section 3.3 of the Waldo Shareholder Agreement, the execution, delivery and performance of this Agreement by the Seller will not require any consent, approval, authorization or other action by, or filing with or notification to, any third party or any governmental or regulatory authority.

       3.1.5. TITLE; SENIORITY. Seller is the sole legal and beneficial owner of the Common Stock and no lien, mortgage, charge or other security interest or encumbrance of any kind exists or will exist upon the Common Stock on the Closing Date.

       3.1.6. TAX RETURNS. The Seller has filed or caused to be filed all tax returns and reports that are required to be filed by the Seller pursuant to applicable law and, to the best of the Seller's knowledge, the returns filed by the Seller are complete and correct and no material financial sanctions have been asserted by any central or local governmental authority against the Seller with respect to any such tax returns or reports filed or required to be filed by the Seller.

       3.1.7. FOREIGN CORRUPT PRACTICES ACT. Neither the Seller nor any person (including employees, directors, officers or agents thereof) acting at the direction of the Seller has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the United States Foreign Corrupt Practices Act (the "FCPA"), to any governmental official, political party or official thereof, or candidate for political office for the purpose of influencing any act or omission in violation of a lawful duty in order to assist in obtaining advantages of any kind for the Seller or in conducting the transactions herein contemplated.

       3.1.8. NO PUBLIC SOLICITATION. The offering of the Common Stock by the Seller to the Company was made only through direct, personal communication between the Company and a representative of the Seller and not through public solicitation or advertising.

       3.1.9. BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

       3.1.10. INFORMATION. As a shareholder of the Company with representatives on the Board of Directors of the Company, the Seller has knowledge of, and understands, the business of the Company, and in addition, has received or has had access to all information concerning the Company and the transactions contemplated hereby which it has requested.

       3.1.11. INVESTMENT EXPERIENCE. The Seller has such knowledge and experience in financial and business matter as to be able to evaluate the merits and risks associated with the transactions contemplated by this Agreement.

       3.1.12. ADDITIONAL INVESTMENT REPRESENTATIONS.

          a. The Seller hereby acknowledges and agrees that each representation and warranty made in this Section 3.1.14 is made with respect to the Notes and the shares of common stock of the Company which the Company may issue upon a redemption of the Notes under Section 2.4 (the Notes and such shares of common stock are referred to as the "SECURITIES" for the purposes of this Section 3.1.14).

          b. The Securities will be acquired by the Seller for its own account and not as a nominee or agent and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws. The Seller has no current intention of selling, granting participation in or otherwise distributing the Securities in violation of applicable federal and state securities laws. By executing this Agreement, the Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities in violation of applicable federal and state securities laws.

          c. The Seller understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") on the basis that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and the regulations issued thereunder, and that the Company's reliance on such exemption is predicated on the representations and warranties of the Seller set forth herein.

          d. The Seller understands that no federal or state agency has passed upon the transactions contemplated by this Agreement or upon the Company, nor has any such agency made any finding or determination as to the fairness of the transaction contemplated by this Agreement.

          e. The Seller represents that it will not sell, transfer or otherwise dispose of the Securities without registration under the Securities Act and applicable state securities laws, or an exemption therefrom. The Seller understands that, in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act and applicable state securities laws, the Securities must (unless, in the case of the Notes, paid in accordance with their terms or redeemed in accordance with Sections 2.3 or 2.4 hereof) be held indefinitely. The Seller represents that, in the absence of an effective registration statement covering the Securities or an exemption from registration under the Securities Act, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and, upon consummation of the transactions contemplated by this Agreement, only in accordance with the terms of this Agreement.

          f. The Seller represents that it (i) is capable of bearing the economic risk of holding the unregistered Securities and has adequate means for providing for its current needs and contingencies, (ii) can afford to suffer a complete loss of the Securities, and (iii) understands all risk factors related to the Securities.

          g. The Seller understands that the Securities involves a high degree of risk, that there is no established market for the Securities and that it is not likely that any public market for the Securities will develop in the near future.

       SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Seller that each of the statements set forth below is true, correct and complete:

       3.2.1. DUE INCORPORATION. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, USA. The Company is duly qualified or licensed to do business in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdiction where the failure to so qualify or be licensed would not have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of the Company.

       3.2.2. BINDING AGREEMENT. This Agreement has been duly executed and delivered by the Company, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by principles of equity (regardless of whether enforcement is brought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Company have been duly authorized by all necessary action on the part of the Company and no other proceedings (corporate or otherwise) on its part (or on the part of its shareholders) are necessary to authorize this Agreement.

       3.2.3. NO CONFLICT. The execution, delivery and performance by the Company of this Agreement and each of the Notes does not and will not (a) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or (b) conflict with, or result in a breach of or default under, any terms or conditions of the charter or constitutive documents of the Company or any agreement to which it is a party.

       3.2.4. NO REQUIRED APPROVALS. Except for the waivers by Holdings of certain negative covenants applicable to the Company under Section 7.1 of the Note and Warrant Purchase Agreement, dated October 10, 1997, by and between the Company and Holdings, to be delivered at Closing (the "HOLDINGS CONSENT"), the execution, delivery and performance of this Agreement by the Company will not require any consent, approval, authorization or other action by, or filing with or notification to, any third party or any governmental or regulatory authority.

       3.2.5. ISSUANCE OF THE NOTES. Upon the consummation of the transactions contemplated hereby and upon the receipt of the Holdings Consent, the Notes issued hereunder will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other laws generally applicable to creditors' rights and to general principles of equity, and the issuance of the Notes will not violate or contravene the terms of any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, plan, instrument or other document binding on the Company.

       3.2.6. FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any person (including employees, directors, officers or agents thereof) acting at the direction of the Company has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the FCPA) to any governmental official, political party or official thereof, or candidate for political office for the purpose of influencing any act or omission in violation of a lawful duty in order to assist in obtaining advantages of any kind for the Company or in conducting the transactions herein contemplated.

       3.2.7. NO PUBLIC SOLICITATION. The offering of the Common Stock to the Company, to the best of the Company's knowledge, was made only through direct, personal communication between the Company and a representative of the Seller and not through public solicitation or advertising.

       3.2.8. BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV
                              CONDITIONS TO CLOSING

                  SECTION 4.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to purchase the Common Stock at the Closing is subject to the fulfillment (or waiver) on or prior to the Closing Date of the following conditions:

       a. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date.

       b. PERFORMANCE. The Seller shall have performed in all material respects all obligations to be performed or observed by it hereunder on or prior to the Closing Date, including delivery of the agreements, certificates and other documents required by
              Section 5.1.

       c. CONSENTS AND WAIVERS. Any governmental and third party consents and waivers referenced in Sections 3.1.4 and 3.2.4 hereof shall have been obtained.

       d. INJUNCTIONS. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

       SECTION 4.2 CONDITIONS TO OBLIGATIONS OF THE SELLER. The Seller's obligation to sell the Common Stock to the Company at the Closing is subject to the fulfillment (or waiver) on or prior to the Closing Date of the following conditions:

       a. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date.

       b. CONSENTS AND WAIVERS. Any governmental and third party consents and waivers referenced in Section 3.1.4 and 3.2.4 hereof shall have been obtained.

       c. PERFORMANCE. The Company shall have performed in all material respects all obligations to be performed or observed by it hereunder on or prior to the Closing Date, including delivery of the agreements, certificates and other documents required by
              Section 5.2.

       d. INJUNCTIONS. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

       SECTION 4.3 WAIVER. Any condition established in this Article may be waived by the party for whose benefit it is created.

                                    ARTICLE V
                               CLOSING DELIVERIES

       SECTION 5.1 BY THE SELLER. At or prior to the Closing, the Seller shall deliver or cause to be delivered to the Company:

       a. stock Power, in the form of Attachment 3 hereto evidencing the transfer by Seller to the Company of the Common Stock, duly executed by Seller and dated as of the Closing Date;

       b. Shareholder Agreement, in the form of Attachment 4 hereto, duly executed by the Seller;

       c. Form W-8 duly executed by the Seller, in the form attached as Attachment 6 hereto; and

       d. such other certificates agreements or documents as the Company may reasonably request to evidence or effect the Seller's compliance with this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the resignation by Mr. Vladimir Tokarev as a Director of the Company, effective as of the Closing Date.

       SECTION 5.2 BY THE COMPANY. At or prior to the Closing, the Company shall deliver or cause to be delivered to the Seller the following:

       a. the IPO Note, in the form of Attachment 1 hereto, duly executed by the Company and dated as of the Closing Date, in the aggregate principal amount of Nine Million, Six Hundred Eleven Thousand, Eight Hundred United States Dollars (US$9,611,800);

       b. the Remainder Note, in the form of Attachment 2 hereto, duly executed by the Company and dated as of the Closing Date, in the aggregate principal amount of Nine Million United States Dollars (US$9,000,000);

       c. the Shareholder Agreement in the form of Attachment 4 hereto, duly executed by the Company; and

       d. Such other certificates agreements or documents as the Seller may reasonably request to evidence or effect the Company's compliance with this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

       SECTION 6.1 PUBLICITY. The Seller, including its partners, officers, employees, representatives and agents, shall not make any statement or public announcement, or make any release to trade publications or the press, or make any statement to any competitor, customer or any other person not a party to this Agreement with respect to this Agreement or the transactions contemplated hereby ("PUBLIC DISCLOSURES") without the prior written consent of the Company (such consent not to be unreasonably withheld), except for disclosures to affiliates or related companies or representatives, agents or consultants of the parties hereto, in each case, that are aware of and agree to be bound by the obligations of this Agreement, and except for such disclosures as are necessary, in the opinion of counsel to the Seller, to comply with the requirements of any law, governmental order or regulation.

       SECTION 6.2 FILINGS AND CONSENTS. Each of the Company and the Seller shall use, and shall use best efforts to cause each of their relevant subsidiaries to use, all reasonable efforts to obtain and to cooperate in obtaining any order, license, consent, approval, waiver, permit or authorization of, or notice to, or declaration, filing or registration with, preparing applications to, conducting negotiations with, and the taking of any other action in respect of, any governmental agency or body or other person not a party to this Agreement (including actions related to the compliance with the HSR Act, if necessary) required in connection with the execution, delivery or performance of this Agreement. The Company and the Seller will furnish, and will use best efforts to cause each of their relevant subsidiaries to furnish, to one another such necessary information and reasonable assistance as may be requested in connection with obtaining any necessary consent, approval, authorization or order.

       SECTION 6.3 COVENANT TO SATISFY CONDITIONS. Each party agrees to use all reasonable efforts to insure that the conditions set forth in Sections 4.1 and
4.2 hereof are satisfied prior to 12 noon on June 30, 2000 (the "CUT-OFF DATE"), insofar as such matters are within the control of such party.

       SECTION 6.4 WITHHOLDING TAXES. Interest principal or other payments due hereunder or under the Notes, or amounts payable in connection with the redemption thereof, shall be net of withholding tax, if any, required by law, governmental order or regulation. The Company shall not be required to indemnify the Seller or its permitted successors or assignees with respect to any such withholding taxes.

       SECTION 6.5 FURTHER ASSURANCES. Each of the Company and Seller shall execute such additional documents, take such actions, and provide such assistance to the other party, as may be reasonably requested by such party, in connection with fulfillment of obligations under this Agreement and any of the agreements referenced herein.

       SECTION 6.6 INDEMNIFICATION.

       a. The Seller shall indemnify and hold the Company (and its directors, officers, employees, agents and affiliates) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, legal fees) related to or arising, directly or indirectly, in connection with any failure or any breach by Seller of any representation, warranty, covenant, obligation or undertaking made by Seller hereunder or under the Investment Agreement (or any agreement entered into between the Seller and the Company pursuant thereto).

       b. The Company shall indemnify and hold the Seller (and its directors, officers, employees, agents and affiliates) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, legal fees) related to or arising, directly or indirectly, in connection with any failure or any breach by Company of any representation, warranty, covenant, obligation or undertaking made by Company hereunder or under the Investment Agreement (or any agreement entered into between the Seller and the Company pursuant thereto).

                                   ARTICLE VII
                                TRANSFER OF NOTES

       SECTION 7.1 TRANSFER RESTRICTIONS. The Seller shall not sell, pledge, assign, grant a participation interest in, encumber or otherwise transfer or dispose of the Notes to any other person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise (each, a "TRANSFER") without the prior written consent of the Company, which shall not be unreasonably withheld, except in accordance with one of the following:

       a. subject to compliance with the provisions of Section 7.2, pursuant to a Transfer of Notes to any one person or group; provided, the amount of common stock issuable with respect to the Notes being Transferred, upon exercise of the Company's redemption rights in accordance with Section 2.4, would be less than 5% of the outstanding securities of any class of the Company; provided, further, that the aggregate amount of common stock issuable with respect to the Notes being Transferred by the Seller and any transferee thereof collectively in any one year, upon exercise of the Company's redemption rights in accordance with Section 2.4, shall be less than 10% of the outstanding securities of any class of the Company; or

       b. pursuant to a merger, consolidation or other business combination involving the Seller, where the Seller is not the surviving entity, or a sale of all or substantially all of the Seller's assets; or

       c. pursuant to a Transfer to a trust, the beneficiaries of which, or to a corporation, partnership or limited liability company, the stockholders, limited or general partners or equity owners of which, include only the Seller or its wholly-owned subsidiaries (each person to whom the Notes may be

              Transferred pursuant to this Section 7.1(c) being hereinafter sometimes referred to as a "PERMITTED TRANSFEREE"); provided that in the case of any such Transfer, the Seller shall have provided the Company with written notice of such proposed Transfer at least 15 days prior to consummating such Transfer stating the name and address of the Permitted Transferee and the relationship between the Seller and the Permitted Transferee. If any Permitted Transferee to whom Notes have been Transferred pursuant to this
              Section 7.1 by the Seller ceases to be a Permitted Transferee, such Notes shall be Transferred back to the Seller immediately prior to the time such person ceases to be a Permitted Transferee of the Seller. The Seller and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

       SECTION 7.2 COMPANY'S RIGHT OF FIRST OFFER. The Seller may not Transfer all or any part of the Notes, other than pursuant to Section 7.1 (b) and (c), except after full compliance with the right of first offer procedures set forth below:

       a. The Seller must first offer to sell the Notes it desires to sell (the "OFFERED SECURITIES") to the Company at a price and on terms and conditions determined by the Seller and specified in the written notice in which the offer is made (the "OFFER"). The Company shall have a period of 30 days after the Offer is made to accept the Offer by written notice to the Seller.

       b. If the Company elects to purchase (on its behalf or on behalf of others) all of the Offered Securities, the closing of the sale of such Offered Securities will be held at the Company's principal office in New York on a date to be specified by the Company in its acceptance of the Offer which is not less than 10 days nor more than 60 days after the end of the 30-day period in which the Offer could be accepted. At the Closing, the Company will deliver the consideration in accordance with the terms of the Offer, and the Seller will deliver the Offered Securities to the Company, duly endorsed for transfer, free and clear of all liens, claims and encumbrances.

       c. If the Company does not elect to purchase all of the Offered Securities, the Seller will be free for a period of 90 days after the last day for such acceptance to sell, assign or transfer all, but not less than all, of the Offered Securities to a third party for a price and on terms no more favorable to the third party than those contained in the Offer. If the Offered Securities are not so sold within that 90-day period, all rights to sell the Offered Securities to a third party (without making another offer to the Company pursuant to this Section 7.2) will terminate and the provisions of this Section 7.2 will continue to apply to any proposed future Transfer, other than Transfers pursuant to Section
              7.1 (b) and (c).

       d. Notwithstanding the foregoing, in the event that the Company fails to close the purchase of the Offered Securities on the date specified in its notice of acceptance, the Seller shall be entitled, for a period of 120 days from the closing date originally set by the Company in its acceptance of the Offer, to sell the Offered Securities at any reasonably negotiated price to any third party without having to further comply with the provisions of this Section 7.2; PROVIDED, HOWEVER, that in the event that the Company's failure to close the purchase is due to an order, injunction or other similar mandate from a regulatory body of competent jurisdiction and the Company is using its best efforts to cause such order, injunction or mandate, as the case may be, to not apply to the purchase of the Offered Securities, then the Company shall have until the earlier of (i) the expiration of 30 days from the closing date originally set by the Company in its acceptance or (ii) such time as the order, injunction or mandate becomes final and non-appealable, in which to close the purchase of the Offered Securities before the provisions of this clause (d) become applicable.

       SECTION 7.3 LEGEND. Each certificate evidencing Notes issued to the Seller or to a subsequent transferee shall include a legend in substantially the following form (in addition to any other statements or legends required by law):

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHARE PURCHASE AGREEMENT DATED AS OF JUNE 29, 2000 AND A SHAREHOLDER AGREEMENT, DATED AS OF JUNE 29, 2000. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

       SECTION 7.4 COMPLIANCE WITH APPLICABLE LAW, TRANSFER RESTRICTIONS, ETC. The exercise of the right of first offer set forth in Section 7.2 and the completion of any Transfer of Notes contemplated in this Article VII, shall be subject to (a) compliance with all applicable law, including the Securities Act and federal and any applicable state securities laws and regulations and (b) the transferee's (or in the case of Section 7.1(b), the surviving entity's) agreement in writing, in form and substance satisfactory to the Company, to be bound by substantially similar representations and warranties and restrictions on Transfer applicable to the Seller contained in this Agreement and the Shareholder Agreement. If the Company so requests with respect to any Transfer of the Notes, the transferor shall provide the Company with an unqualified opinion of counsel that such Transfer may be effected without registration under the Securities Act and any applicable state securities laws. The Company and the Seller shall cooperate with each other and shall take all such action, including, without limitation, obtaining all governmental approvals required to comply with applicable law in connection with the Transfer of the Notes pursuant to this Agreement. The Company and Seller shall bear its own costs and expenses in connection with obtaining any such governmental approvals.

       SECTION 7.5 EFFECT. Any purported Transfer of Notes that is not in accordance with the provisions of this Article IX shall be null and void and of no force or effect.

                                  ARTICLE VIII
                                   TERMINATION

       SECTION 8.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing:

       a.     by the mutual written consent of the Company and the Seller;

       b. by the Company in the event the Closing has not occurred on or before the Cut-Off Date by reason of the failure of any condition under Section 4.1 hereof, unless the failure of such consummation shall be due to the failure of the Company to comply with the agreements or covenants contained herein to be performed by the Company on or before the Cut-Off Date;

       c. by the Seller in the event the Closing has not occurred on or before the Cut-Off Date by reason of the failure of any condition under Section 4.2 hereof, unless the failure of such consummation shall be due to the failure of the Seller to comply with the agreements or covenants contained herein to be performed by such party on or before the Cut-Off Date; or

       d. by either the Company or the Seller in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and non-appealable.

       SECTION 8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by the Company or the Seller pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party. If the transactions contemplated by this Agreement are terminated as provided herein:

       a. Each party will redeliver all documents, work paper and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

       b. Except (i) with respect to the survival of the obligations set forth in Section 10.3 or (ii) in the case of a willful breach, neither party to this Agreement will have any liability under this Agreement to the other party upon termination of this Agreement.

                                   ARTICLE IX
                                 CONFIDENTIALITY

       SECTION 9.1 CONFIDENTIAL INFORMATION. All records, data, reports and other information, concerning the Company and/or its subsidiaries and their operations (whether written or oral) acquired or obtained before or after the date hereof by the Seller or its affiliates (including directors, employees, agents, consultants or representatives thereof, hereinafter collectively "REPRESENTATIVES") in connection with its ownership of the Common Stock or the transactions contemplated hereby shall be kept confidential and not disclosed to third parties without the prior written consent of the Company.

       SECTION 9.2 EXCLUSIONS. For purposes of Section 9.1, the obligation of confidentiality shall not extend to information:

       a. which is available to the general public (except as a result of a breach of this obligation by Seller or its Representatives;

       b. which the Seller is legally compelled (including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose, in which case the Seller will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.2 (b). In the event that such protective order or other remedy is not obtained or the Company waives compliance with the provisions of this Section 9.2 (b), the Seller will furnish only the specific information it is legally required to; or

       c. confidential data and information which must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over the Seller, or its affiliates.

                                    ARTICLE X
                                  MISCELLANEOUS

       SECTION 10.1 WAIVERS AND AMENDMENTS. This Agreement may be amended only in writing signed by both parties, and any waiver of any provision hereof shall be effective only if set forth in writing signed by the party charged with the waiver. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

       SECTION 10.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of law provisions thereof.

       SECTION 10.3 SURVIVAL. The obligations of the Company and the Seller, as the case may be, under Sections 6.1, 9.1, 9.2, 10.2, and 10.7 and Article VIII, as well as this Section 10.3, shall survive the termination of this

Agreement. The representations, warranties, covenants and agreements made herein shall survive the Closing, regardless of any investigation made by or on behalf of any party or its representatives.

       SECTION 10.4 SUCCESSORS AND ASSIGNS.

       a. Except as expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that in the event of such assignment, such party shall in no event be released from its obligations hereunder without the prior written consent of the other party.

       b. Notwithstanding the provisions of Section 10.4 (a), (i) the Notes shall be transferable pursuant to Article VII hereof and the Transferees shall be entitled to the rights thereunder, and (ii) all transferees of the Notes shall be subject to the restrictions on transfer set forth in Article VII hereof and, for so long as such transferee (excluding Permitted Transferees) holds the Notes, shall be deemed party to this Agreement for purposes of Article VII only.

       c. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

       SECTION 10.5 ENTIRE AGREEMENT. This Agreement, including the Attachments hereto, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as set forth in Section 2.7, are not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

       SECTION 10.6 NOTICES. All notices that are required or may be given hereunder shall be in writing and may be given by personal delivery or by facsimile transmission or mail. The person sending any notice shall prepay all transmission charges. Any notice personally delivered or given by mail shall be deemed effective upon receipt. Transmission by a recognized courier service shall be deemed personal delivery and any notice so delivered shall be deemed received at the time of delivery confirmed by the courier service. Any notice sent by facsimile transmission shall be deemed received upon confirmation of transmission by the sender's facsimile machine. The following address and fax number may be used for delivery of notices until another address or fax number is specified by the Company or the Seller in a written notice to the other:

           If to the Company:

           Khanty Mansiysk Oil Corporation
           152 West 57th Street, 29th Floor
           New York, New York 10019
           Attention:  John B. Fitzgibbons
           Phone:  (212) 245-5544
           Fax: (212) 245-1932

           If to Seller:

           Waldo Securities S.A.
           Akara Building, Suite #8
           Wickhams Cay, 1 Road Town Tortola, British
           Virgin Islands

           With a copy to: _______________________

       SECTION 10.7 ATTORNEYS' FEES. In the event of any litigation between the parties with respect to this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys' fees and other costs of preparing for and participating in the litigation.

       SECTION 10.8 SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

       SECTION 10.9 CAPTIONS. The captions of the sections and subsections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement.

       SECTION 10.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, no one of which need be signed by both parties, and both of which together shall constitute one instrument.


       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                            KHANTY MANSIYSK OIL CORPORATION


                            By:     ____________________
                            Name:   John B. Fitzgibbons
                            Title:  Chief Executive Officer


                            WALDO SECURITIES S.A.

                            By:     ____________________
                            Name:   ____________________
                            Title:  ____________________

                                TABLE OF CONTENTS

                                    ARTICLE I
                                PURCHASE AND SALE

   SECTION 1.1  PURCHASE AND SALE OF THE COMMON STOCK.............................1
   SECTION 1.2  CONSIDERATION.....................................................1
   SECTION 1.3  CLOSING...........................................................2

                                   ARTICLE II
                                    THE NOTES

   SECTION 2.1  DESCRIPTION; RANKING..............................................2
   SECTION 2.2  INTEREST; MATURITY................................................2
   SECTION 2.3  MANDATORY REDEMPTION..............................................3
   SECTION 2.4  OPTIONAL REDEMPTION...............................................3
   SECTION 2.5  REDEMPTION PROCEDURES.............................................4
   SECTION 2.6  PAYMENT OF PRINCIPAL OF  NOTES....................................4
   SECTION 2.7  SUBORDINATION.....................................................4
   SECTION 2.8  INTEREST AFTER DUE DATE...........................................5
   SECTION 2.9  REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES...................5

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

   SECTION 3.1  REPRESENTATIONS AND WARRANTIES OF SELLER .........................6
   SECTION 3.1.1  DUE INCORPORATION...............................................6
   SECTION 3.1.2  BINDING AGREEMENT...............................................6
   SECTION 3.1.3  NO CONFLICT.....................................................7
   SECTION 3.1.4  NO REQUIRED APPROVALS...........................................7
   SECTION 3.1.5  COMPLIANCE......................................................7
   SECTION 3.1.6  TITLE; SENIORITY................................................7
   SECTION 3.1.7  LITIGATION......................................................7
   SECITON 3.1.8  TAX RETURNS.....................................................7
   SECTION 3.1.9  FOREIGN CORRUPT PRACTICES ACT...................................7
   SECTION 3.1.10  NO PUBLIC SOLICITATION.........................................7
   SECTION 3.1.11  BROKER'S FEES..................................................7
   SECTION 3.1.12 INFORMATION.....................................................8

   SECTION 3.2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................8
   SECTION 3.2.1  DUE INCORPORATION...............................................9
   SECTION 3.2.2  BINDING AGREEMENT...............................................9
   SECTION 3.2.3  NO CONFLICT.....................................................9
   SECTION 3.2.4  NO REQUIRED APPROVALS...........................................9
   SECTION 3.2.5  COMPLIANCE......................................................9
   SECTION 3.2.6  TITLE; SENIORITY................................................9
   SECTION 3.2.7  FOREIGN CORRUPT PRACTICES ACT...................................9
   SECTION 3.2.8  NO PUBLIC SOLICITATION..........................................9


                                   ARTICLE IV
                              CONDITIONS TO CLOSING

   SECTION 4.1  CONDITIONS TO OBLIGATIONS OF COMPANY.............................10
   SECTION 4.2  CONDITIONS TO OBLIGATIONS OF SELLER..............................10
   SECTION 4.3  WAIVER...........................................................10

                                    ARTICLE V
                               CLOSING DELIVERIES
   SECTION 5.1  BY THE SELLLER...................................................10
   SECTION 5.2  BY THE COMPANY...................................................11

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES


   SECTION 6.1  PUBLICITY........................................................11
   SECTION 6.2  FILINGS AND CONSENTS.............................................11
   SECTION 6.3  COVENANT TO SATISFY CONDITIONS...................................12
   SECTION 6.4  WITHHOLDING TAXES................................................12
   SECTION 6.5  FURTHER ASSURANCES...............................................12
   SECTION 6.6  INDEMNIFICATION..................................................12

                                   ARTICLE VII
                                TRANSFER OF NOTES

   SECTION 7.1  TRANSFER RESTRICTIONS............................................12
   SECTION 7.2  COMPANY'S RIGHT OF FIRST OFFER...................................13
   SECTION 7.3  LEGEND ..........................................................14
   SECTION 7.4  COMPLIANCE WITH APPLICABLE LAW, TRANSFER RESTRICTIONS, ETC.......14
   SECTION 7.5  EFFECT...........................................................14

                                  ARTICLE VIII
                                   TERMINATION

   SECTION 8.1  TERMINATION......................................................14
   SECTION 8.2  PROCEDURE AND EFFECT OF TERMINATION..............................14

                                   ARTICLE IX
                                 CONFIDENTIALITY

   SECTION 9.1  CONFIDENTIAL INFORMATION.........................................15
   SECTION 9.2  EXCLUSIONS.......................................................15

                                    ARTICLE X
                                  MISCELLANEOUS

   SECTION 10.1  WAIVERS AND AMENDMENTS..........................................15
   SECTION 10.2  GOVERNING LAW...................................................16
   SECTION 10.3  SURVIVAL........................................................16
   SECTION 10.4  SUCCESSORS AND ASSIGNS..........................................16
   SECTION 10.5  ENTIRE AGREEMENT................................................16
   SECTION 10.6  NOTICES.........................................................16
   SECTION 10.7  ATTORNEYS' FEES.................................................17

                                       ii


   SECTION 10.8  SEVERABILITY....................................................17
   SECTION 10.9  CAPTIONS........................................................17
   SECTION 10.10  COUNTERPARTS...................................................17


                                   ATTACHMENTS

ATTACHMENT 1     -      Form of IPO Note
ATTACHMENT 2     -      Form of Remainder Note
ATTACHMENT 3     -      Form of Stock Power
ATTACHMENT 4     -      Form of Shareholder Agreement
ATTACHMENT 5     -      Senior Financing Investors
ATTACHMENT 6     -      Form of W-8

                             INDEX OF DEFINED TERMS

AGREEMENT....................................................................1
BFTC.........................................................................1
CLOSING......................................................................2
CLOSING DATE.................................................................2
COMMON STOCK.................................................................1
COMPANY......................................................................1
CUT-OFF DATE................................................................14
FCPA.........................................................................7
HOLDER.......................................................................3
HOLDINGS.....................................................................1
HOLDINGS CONSENT............................................................10
HSR ACT......................................................................3
INITIAL PAYMENT..............................................................2
INVESTMENT AGREEMENT.........................................................1
IPO..........................................................................3
IPO NOTE.....................................................................2
NOTE.........................................................................2
NOTE REDEMPTION PRICE........................................................3
NOTES........................................................................2
OFFER.......................................................................15
OFFERED SECURITIES..........................................................15
PERMITTED TRANSFEREE........................................................15
PUBLIC DISCLOSURES..........................................................13
REMAINDER NOTE...............................................................2
REPRESENTATIVES.............................................................17
SECURITIES...................................................................9
SECURITIES ACT...............................................................9
SELLER.......................................................................1
SENIOR DEBT..................................................................5
SENIOR EVENT OF DEFAULT......................................................5
SENIOR FINANCING.............................................................2
SHARE PURCHASE PRICE.........................................................2
SHAREHOLDER AGREEMENT........................................................4
TRANSFER....................................................................14
TRANSFER AGREEMENT...........................................................1
WALDO SHAREHOLDERS AGREEMENT.................................................1

                                       ATTACHMENT 1 THE SHARE PURCHASE AGREEMENT


                               [FORM OF IPO NOTE]

                         KHANTY MANSIYSK OIL CORPORATION

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHARE PURCHASE AGREEMENT DATED JUNE 29, 2000 AND A SHAREHOLDER AGREEMENT DATED JUNE 29, 2000. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.


                                 PROMISSORY NOTE

US$10,005,925                                                     June __, 2000

       FOR VALUE RECEIVED, Khanty Mansiysk Oil Corporation, a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of Waldo Securities S.A. (the "LENDER"), a company organized and existing under the laws of the British Virgin Islands, the principal sum of Ten Million, Five
Thousand Nine Hundred Twenty Five United States Dollars (US$ 10,005,925), with no interest payable on the outstanding balance thereof from the date hereof until paid in full (except as otherwise provided in Section 5 of this Note).

       This Note (the "NOTE") is issued pursuant to and is entitled to the benefits of, and is subject to the provisions of, the Share Purchase Agreement, dated June 29, 2000, between the Company and Lender (as amended or otherwise supplemented from time to time, the "SHARE PURCHASE AGREEMENT"). The Share Purchase Agreement, among other things, contains provisions for (i) mandatory redemption by the Company, (ii) optional redemption, with payment, at option of Company, in cash or by delivery of shares of common stock of the Company, or a combination thereof (subject to adjustment pursuant to Section 2.4(a) thereof)
(iii) restrictions on transfer of the Note, and (iv) exchange of Notes in denominations of US$ 100,000 or integral multiples thereof.

       Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Share Purchase Agreement.

       This Note is also subject to the following terms and conditions:

       1. NO INTEREST. No interest shall accrue or be payable at any time on the unpaid principal amount of the Note, except as otherwise provided in Section 5 of this Note.

       2. PAYMENT OF PRINCIPAL. Unless sooner declared due hereunder or earlier redeemed in accordance with the Share Purchase Agreement, the principal amount of this Note shall be paid on the date fixed for such payment pursuant to
Section 2.2(a) of the Share Purchase Agreement.

       3. METHOD OF PAYMENT. Payments of principal shall be made in United States Dollars by wire transfer in immediately available funds to the account specified by the Lender or other holder of this Note (the "HOLDER"); provided, however, that in the event of redemption of the Note pursuant to Section 2.4 of the Share Purchase Agreement, payment of the outstanding principal may be made, at the option of Company, in cash or in common stock of the Company or a combination thereof. Principal shall be paid at such place as the Holder may designate in writing to the Company. The Holder must surrender this Note to the Company upon the earlier of the redemption hereof in accordance with the Share Purchase Agreement or at the time of final payment of principal.

       4. PREPAYMENT. The Company shall have the right to prepay this Note prior to maturity in accordance with the Share Purchase Agreement without the consent of the Lender.

       5. INTEREST AFTER DUE DATE. If the principal of this Note is not paid when due, as a result of redemption or otherwise, the overdue amount shall bear interest from the due date until paid at an annual rate of 12%.

       6. INTEREST SAVINGS CLAUSE. Notwithstanding any other provision hereof, the interest payable hereunder shall be limited to the maximum amount permitted under applicable law. If any amount is paid hereunder which would be usurious under applicable law, it shall be deemed a payment of principal or shall be promptly refunded to the Company as necessary to avoid violation of any applicable usury statute.

       7. APPLICATION OF PAYMENTS. All payments received on this Note shall first be applied to the payment of any accrued interest (if any) pursuant to
Section 5 of this Note and then to the reduction of principal.

       8. WAIVERS. The Company, for itself and its successors and assigns and any endorsers of this Note from time to time hereby waives presentment for payment, demand, notice of dishonor, protest, notice of protest and any other notice not provided for in the Share Purchase Agreement that the Company may lawfully waive. No delay in exercising any right under this Note shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of Holder under this Note operate as a waiver of any other rights. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

       9. ATTORNEYS' FEES. If this Note or interest thereon is not paid when due, or suit is brought to enforce any right hereunder, the Company and each successor, assignee and endorser of this Note agrees to pay all reasonable costs of collection and enforcement, including reasonable attorneys' fees. In the event of any bankruptcy or insolvency proceedings involving the Company, costs of collection shall include all costs and attorneys' fees incurred in connection with such proceedings, including the fees of counsel for attendance at meetings of creditors.

       10. RIGHTS AND PRIORITIES. The rights and priorities of the Holders of this Note with respect to payment of interest and principal shall be subordinated in right of payment to the notes issued by the Company pursuant to the US$55,000,000 financing conducted by the Company in October 1997 (the "SENIOR FINANCING") and shall rank PARI PASSU with the rights and priorities of all other current and future unsecured indebtedness of the Company of similar size (being less than US$10 Million) and tenor.

       11. SUBORDINATION.

       (a) The indebtedness of the Company evidenced hereunder shall be junior and subordinate to all Senior Debt. As used in this Note, the term "SENIOR DEBT" means: (i) all securities issued by the Company pursuant to the Senior Financing and (ii) any refundings, renewals or extensions of any indebtedness described in clause (i) above.

       (b) In the event of any dissolution, winding up, liquidation, reorganization or other similar proceedings relative to the Company, its property or its operations (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets of the Company or otherwise), then all Senior Debt shall first be paid in full in cash or cash equivalents before the Company shall be entitled to retain any payment or distribution of assets made after such event with respect to the Notes. In any such proceeding, any payment or distribution of assets to which the Holder would be entitled if the Notes were not subordinated to the Senior Debt shall be paid by the trustee or agent or other person making such payment or distribution, or by the Holder if received by it, directly to the holders of the Senior Debt (pro rata) to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

       (c) The Company may, from time to time (and with respect to payments of principal of the Notes, upon 30-days prior written notice to the holders of the Senior Debt), pay or cause to be paid to the Holder and the Holder may accept and retain scheduled payments in respect of interest and principal on the Notes, as originally executed and delivered, unless at the time of any such proposed payment or immediately after giving effect thereto, there shall exist any default with respect to the Senior Debt that permits holders of the Senior Debt as to which such default relates to accelerate its maturity (each, a "SENIOR EVENT OF DEFAULT") and the holders of the Senior Debt have notified the Company in writing of the existence of such Senior Event of Default prior to such payment. If the Holder receives payment from the Company pursuant to this Section 11(c), such payment shall be deemed to constitute a representation by the Company to the holders of the Senior Debt and to the Holder that no Senior Event of Default exists, and that such payment is permitted to be paid to the Holder under the Notes; and the Holder shall be entitled to keep and retain such payments, unless the holders of the Senior Debt shall have notified the Company or the Holder of a Senior Event of Default in writing prior to such payment, in which case (if such Senior Event of Default in fact existed on the date of such payment) the Holder shall forthwith deliver such payment or an amount of cash equal thereto to the holders of the Senior Debt for application in payment of the Senior Debt.

       (d) In the event that the Holder shall receive any payment or distribution of assets which the Holder is not entitled to retain under the provisions of the Notes, the Holder shall hold any amount so received in trust for the holders of Senior Debt and, upon the request of any holder of Senior Debt, shall forthwith turn over such payment or distribution (without liability for interest thereon) to the holders of Senior Debt (pro rata) in the form received to be applied to Senior Debt. Any holder of Senior Debt may at any time and from time to time without the consent of or notice to the Holder: (i) extend, renew, modify or amend the terms of Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any guarantor or any other person (except the Company) liable in any manner for the Senior Debt;
              (iv) exercise or refrain from exercising any rights against the Company or any other person; and (v) apply any sums by whomever paid or however realized to Senior Debt. Any and all of such actions set forth in this Section 11 may be taken by holders of Senior Debt without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder under this Section 11.

       (e) No holder of Senior Debt shall be prejudiced in its right to enforce subordination of the Notes by any act or failure to act by the Company or anyone in custody of the Company's assets or property. No amendment or modification of the terms of this Section 11 shall be effective as against any holder of Senior Debt without the consent of such holder.

       12. NOTICES. Any notice, request, demand, consent, approval or other communication which the Company or the Holder are obligated or may elect to give hereunder shall be given in the form and in the manner set forth in the Share Purchase Agreement for the giving of notices thereunder and shall be deemed given for the purposes hereof at such time as the same, if given under the Share Purchase Agreement, would be deemed given.

       13. SEVERABILITY. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be several in any such instance.

       14. GOVERNING LAW. This Note shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.


       KHANTY MANSIYSK OIL CORPORATION



       By:      ____________________________________
       Name:    John B. Fitzgibbons
       Title:   Chief Executive Officer

                                       ATTACHMENT 2 THE SHARE PURCHASE AGREEMENT


                            [FORM OF REMAINDER NOTE]

                         KHANTY MANSIYSK OIL CORPORATION

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHARE PURCHASE AGREEMENT DATED JUNE 29, 2000 AND A SHAREHOLDERS AGREEMENT DATED JUNE 29, 2000. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.


                                 PROMISSORY NOTE

US$10,000,000                                                    June __, 2000

       FOR VALUE RECEIVED, Khanty Mansiysk Oil Corporation, a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of Waldo Securities S.A. (the "LENDER"), a company organized and existing under the laws of the British Virgin Islands, the principal sum of Ten Million United States Dollars (US$10,000,000), with no interest payable on the outstanding balance thereof from the date hereof until December 31, 2000, and from January 1, 2001 until paid in full, with interest on the outstanding balance thereof at the rate of 10% per annum (or at such increased rate required to be paid in accordance with Section 5 of this Note).

       This Note (the "NOTE") is issued pursuant to and is entitled to the benefits of, and is subject to the provisions of, the Share Purchase Agreement, dated June 29, 2000, between the Company and Lender (as amended or otherwise supplemented from time to time, the "SHARE PURCHASE AGREEMENT"). The Share Purchase Agreement, among other things, contains provisions for (i) optional redemption, (ii) restrictions on transfer of the Note, and (iii) exchange of Notes in denominations of $100,000 or integral multiples thereof.

       Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Share Purchase Agreement.

       This Note is also subject to the following terms and conditions:

       1. COMPUTATION AND PAYMENT OF INTEREST. No interest shall accrue or be payable by the Company on the unpaid principal amount of this Note from the date of this Note until December 31, 2000. Commencing on January 1, 2001, the Company shall pay interest on the unpaid principal amount of the Note until such principal amount shall be paid in full, at a rate equal to 10% per annum. Accrued interest on the unpaid principal amount of the Note shall be payable quarterly on September 30, December 31, March 31 and June 30 of each year until the Note is paid in full with the first such payment due on March 31, 2001. The Company shall make each payment under the Note year to the holder thereof, as determined by the reference to the Company's note registration books on the first day of relevant month when payment is due, not later than 12:00 noon, New York City Time, on the day when due. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

       2. PAYMENT OF PRINCIPAL. Unless sooner declared due hereunder or earlier redeemed in accordance with the Share Purchase Agreement, the principal amount of this Note shall be paid on the date fixed for such payment pursuant to
Section 2.2(b) of the Share Purchase Agreement.

       3. METHOD OF PAYMENT. Payments of principal shall be made in United States dollars by wire transfer in immediately available funds to the account specified by the Lender or other holder of this Note (the "HOLDER"). Principal shall be paid at such place as the Holder may designate in writing to the Company. The Holder must surrender this Note to the Company upon the earlier of the redemption hereof in accordance with the Share Purchase Agreement or at the time of final payment of principal.

       4. PREPAYMENT. The Company shall have the right to prepay this Note prior to maturity in accordance with the Share Purchase Agreement without the consent of the Lender.

       5. INTEREST AFTER DUE DATE. If the principal of this Note is not paid when due, as a result of redemption or otherwise, the overdue amount shall bear interest from the due date until at an annual rate of 12%.

       6. INTEREST SAVINGS CLAUSE. Notwithstanding any other provision hereof, the interest payable hereunder shall be limited to the maximum amount permitted under applicable law. If any amount is paid hereunder which would be usurious under applicable law, it shall be deemed a payment of principal or shall be promptly refunded to the Company as necessary to avoid violation of any applicable usury statute.

       7. APPLICATION OF PAYMENTS. All payments received on this Note shall first be applied to the payment of any accrued interest (if any) pursuant to Sections 1 or 5 of this Note and then to the reduction of principal.

       8. WAIVERS. The Company, for itself and its successors and assigns and any endorsers of this Note from time to time hereby waives presentment for payment, demand, notice of dishonor, protest, notice of protest and any other notice not provided for in the Share Purchase Agreement that the Company may lawfully waive. No delay in exercising any right under this Note shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of Holder under this Note operate as a waiver of any other rights. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

       9. ATTORNEYS' FEES. If this Note or interest thereon is not paid when due, or suit is brought to enforce any right hereunder, the Company and each successor, assignee and endorser of this Note agrees to pay all reasonable costs of collection and enforcement, including reasonable attorneys' fees. In the event of any bankruptcy or insolvency proceedings involving the Company, costs of collection shall include all costs and attorneys' fees incurred in connection with such proceedings, including the fees of counsel for attendance at meetings of creditors.

       10. RIGHTS AND PRIORITIES. The rights and priorities of the Holders of this Note with respect to payment of interest and principal shall be subordinated in right of payment to the notes issued by the Company pursuant to the US$55,000,000 financing conducted by the Company in October 1997 (the "SENIOR FINANCING") and shall rank PARI PASSU with the rights and priorities of all other current and future unsecured indebtedness of the Company of similar size (being less than US$10 Million) and tenor.

       11. SUBORDINATION.

       (a) The indebtedness of the Company evidenced hereunder shall be junior and subordinate to all Senior Debt. As used in this Note, the term "SENIOR DEBT" means: (i) all securities issued by the Company pursuant to the Senior Financing and (ii) any refundings, renewals or extensions of any indebtedness described in clause (i) above.

       (b) In the event of any dissolution, winding up, liquidation, reorganization or other similar proceedings relative to the Company, its property or its operations (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets of the Company or otherwise), then all Senior Debt shall first be paid in full in cash or cash equivalents before the Company shall be entitled to retain any payment or distribution of assets made after such event with respect to the Notes. In any such proceeding, any payment or distribution of assets to which the Holder would be entitled if the Notes were not subordinated to the Senior Debt shall be paid by the trustee or agent or other person making such payment or distribution, or by the Holder if received by it, directly to the holders of the Senior Debt (pro rata) to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

       (c) The Company may, from time to time (and with respect to payments of principal of the Notes, upon 30-days prior written notice to the holders of the Senior Debt), pay or cause to be paid to the Holder and the Holder may accept and retain scheduled payments in respect of interest and principal on the Notes, as originally executed and delivered, unless at the time of any such proposed payment or immediately after giving effect thereto, there shall exist any default with respect to the Senior Debt that permits holders of the Senior Debt as to which such default relates to accelerate its maturity (each, a "SENIOR EVENT OF DEFAULT") and the holders of the Senior Debt have notified the Company in writing of the existence of such Senior Event of Default prior to such payment. If the Holder receives payment from the Company pursuant to this Section 11(c), such payment shall be deemed to constitute a representation by the Company to the holders of the Senior Debt and to the Holder that no Senior Event of Default exists, and that such payment is permitted to be paid to the Holder under the Notes; and the Holder shall be entitled to keep and retain such payments, unless the holders of the Senior Debt shall have notified the Company or the Holder of a Senior Event of Default in writing prior to such payment, in which case (if such Senior Event of Default in fact existed on the date of such payment) the Holder shall forthwith deliver such payment or an amount of cash equal thereto to the holders of the Senior Debt for application in payment of the Senior Debt.

       (d) In the event that the Holder shall receive any payment or distribution of assets which the Holder is not entitled to retain under the provisions of the Notes, the Holder shall hold any amount so received in trust for the holders of Senior Debt and, upon the request of any holder of Senior Debt, shall forthwith turn over such payment or distribution (without liability for interest thereon) to the holders of Senior Debt (pro rata) in the form received to be applied to Senior Debt. Any holder of Senior Debt may at any time and from time to time without the consent of or notice to the Holder: (i) extend, renew, modify or amend the terms of Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any guarantor or any other person (except the Company) liable in any manner for the Senior Debt; (iv) exercise or refrain from exercising any rights against the Company or any other person; and
              (v) apply any sums by whomever paid or however realized to Senior Debt. Any and all of such actions set forth in this Section 11 may be taken by holders of Senior Debt without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder under this Section 11.

       (e) No holder of Senior Debt shall be prejudiced in its right to enforce subordination of the Notes by any act or failure to act by the Company or anyone in custody of the Company's assets or property. No amendment or modification of the terms of this
              Section 11 shall be effective as against any holder of Senior Debt without the consent of such holder.

       12. NOTICES. Any notice, request, demand, consent, approval or other communication which the Company or the Holder are obligated or may elect to give hereunder shall be given in the form and in the manner set forth in the Share Purchase Agreement for the giving of notices thereunder and shall be deemed given for the purposes hereof at such time as the same, if given under the Share Purchase Agreement, would be deemed given.

       13. SEVERABILITY. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be several in any such instance.

       14. GOVERNING LAW. This Note shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.


       KHANTY MANSIYSK OIL CORPORATION



       By:      ____________________________________
       Name:    John B. Fitzgibbons
       Title:   Chief Executive Officer

                                    ATTACHMENT 3 TO THE SHARE PURCHASE AGREEMENT


                                   STOCK POWER


                  FOR VALUE RECEIVED, WALDO SECURITIES S.A., an international business company organized under the laws of the British Virgin Islands, hereby sells, assigns and transfers unto KHANTY MANSIYSK OIL CORPORATION, a Delaware corporation, free and clear of all liens, mortgages, charges and other security interests and encumbrances of any kind, 44,223 (Forty Four Thousand, Two Hundred Twenty Three) Shares of common stock, no par value, of KHANTY MANSIYSK OIL CORPORATION standing in its name on the books of said Corporation represented by Certificate No. 163, dated November 15, 1999 herewith, and do hereby irrevocably constitute and appoint S. Adam Deery (General Counsel and Secretary of Khanty Mansiysk Oil Corporation) attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.


Dated: June 29, 2000


                                          WALDO SECURITIES S.A.


                                          -----------------------------------
                                          Name:
                                          Title:


In presence of

-------------------------------------------

                                        ATTACHMENT 4 TO SHARE PURCHASE AGREEMENT


                         [FORM OF SHAREHOLDER AGREEMENT]

--------------------------------------------------------------------------------

                              SHAREHOLDER AGREEMENT


                                   DATED AS OF

                                  JUNE 29, 2000

                                 BY AND BETWEEN


                         KHANTY MANSIYSK OIL CORPORATION

                                       AND

                              WALDO SECURITIES S.A.


--------------------------------------------------------------------------------

       SHAREHOLDER AGREEMENT, dated as of June 29, 2000, by and between Khanty Mansiysk Oil Corporation, a Delaware corporation ("KMOC") and Waldo Securities S.A., an international business company organized and existing under the laws of the British Virgin Islands ("WALDO").

       WHEREAS KMOC and Waldo are parties to a Share Purchase Agreement, dated as of June 29, 2000, (the "PURCHASE AGREEMENT"), pursuant to which Waldo sold to KMOC 44,223 (Forty Four Thousand, Two Hundred Twenty Three) shares of common stock, no par value per share, of the Company (the "PURCHASED SHARES"), for an aggregate purchase price equal to US$21,005,925 (Twenty One Million, Five Thousand, Nine Hundred Twenty Five United States Dollars);

       WHEREAS, a portion of the aggregate consideration paid by KMOC for the Purchased Shares consisted of a promissory note issued by KMOC to Waldo in the amount of US$10,000,525 (Ten Million, Five Hundred Twenty Five United States Dollars) (the "IPO NOTE");

       WHEREAS KMOC has the right to redeem the IPO Note, at its option, in cash or common stock of KMOC (or a combination thereof), all upon the terms and conditions set forth in the Purchase Agreement;

       WHEREAS the parties hereto wish to set forth their agreement concerning certain matters relating to the Waldo's ownership and disposition of any shares of common stock, no par value, of KMOC issued to or acquired by Waldo (i) upon the redemption of the IPO Note, and the Company's election to pay the redemption price therefor in shares of common stock of KMOC, or (ii) by any other means subsequent to the Closing Date (as defined in the Purchase Agreement), unless otherwise agreed in writing by the Parties hereto (collectively, "SHARES").

       NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

       SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

       "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the definition of affiliate, "control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

       "APPLICABLE LAW" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

       A Person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

       "BEST EFFORTS" with respect to any action subject to such a best efforts obligation shall mean all efforts to take such action as may be taken in a commercially reasonable manner.

       "CHANGE OF CONTROL" with respect to KMOC shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (i) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the KMOC Voting Securities or (ii) otherwise obtains control of KMOC.

       "EFFECTIVE DATE" means the date on which Waldo is issued or otherwise acquires any Shares.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       "FIRST OFFER PRICE" has the meaning set forth in Section 3.2(a).

       "GOVERNMENTAL APPROVAL" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

       "GOVERNMENTAL AUTHORITY" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

       "GROUP" has the meaning set forth in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

       "WALDO" has the meaning set forth in the recitals to this Agreement.

       "INDEMNIFIED PERSON" has the meaning set forth in Section 4.3(a).

       "KMOC" has the meaning set forth in the recitals to this Agreement.

       "KMOC BOARD" means the board of directors of KMOC.

       "KMOC COMMON STOCK" means common stock, no par value, of KMOC.

       "KMOC VOTING SECURITIES" means KMOC Common Stock and any other issued and outstanding securities of KMOC generally entitled to vote in the election of directors of KMOC.

       "OFFERED SHARES" has the meaning set forth in Section 3.2(a).

       "OTHER KMOC HOLDERS" means the holders of the Other KMOC Shares.

       "OTHER KMOC SHARES" means securities of KMOC not held by a Shareholder.

       "PERMITTED TRANSFEREE" has the meaning set forth in Section 3.1(c).

       "PERSON" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

       "PUBLIC OFFERING" means any offering of stock of KMOC registered under the Securities Act.

       "PURCHASED SHARES" has the meaning set forth in recitals to this Agreement.

       "RESPONSE PERIOD" has the meaning set forth in Section 3.2(b).

       "SEC" means the Securities and Exchange Commission or any successor governmental entity.

       "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       "SHARES" has the meaning set forth in the recitals to this Agreement.

       "SHAREHOLDER" means Waldo at such time as Waldo Beneficially Owns Shares and any Permitted Transferee that holds Shares.

       "THIRD PARTY OFFER" means a bona fide offer to enter into a transaction by a Person other than Waldo or any of Waldo's affiliates or any other Person acting on behalf of Waldo or any of Waldo's respective affiliates which would result in a Change of Control of KMOC or a transfer of all or substantially all of the assets of KMOC.

       "TRANSFER" has the meaning set forth in Section 3.1.

       "TRANSFER NOTICE" has the meaning set forth in Section 3.2(a).

       "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, 100% of the voting shares or other similar interests.

                                   ARTICLE II.
                               THIRD PARTY OFFERS

       SECTION 2.1 THIRD PARTY OFFERS. If, prior to the tenth anniversary of the Effective Date, KMOC becomes the subject of a Third Party Offer that is (a) approved by a majority of the KMOC Board and (b) supported by the holders of a majority of the KMOC Voting Securities (i) in the event of a Third Party Offer, the consummation of which does not require action by the holders of the KMOC Voting Securities, that have taken a position on such transaction, other than the Shareholders, or (ii) in the event of a Third Party Offer, the consummation of which requires action of the holders of KMOC Voting Securities, whether at a meeting or by written consent, that have voted in favor of such Third Party Offer, other than the Shareholders, KMOC shall deliver a written notice to Waldo, briefly describing the material terms of such Third Party Offer, and Waldo shall, within ten business days after receipt of such notice, either (x) offer to acquire all or substantially all of the assets of KMOC or the Other KMOC Shares, as the case may be, on terms at least as favorable to the Other KMOC Holders as those contemplated by such Third Party Offer or (y) confirm in writing that it will support, and at the appropriate time support, such Third Party Offer, including by voting and causing each of the Shareholders to vote all Shares Beneficially Owned by such Shareholder eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each of the Shareholders to tender or sell all of the Shares Beneficially Owned by it to the Person making such Third Party Offer. For purposes of (b)(i) of the foregoing sentence of this Section 2.1, in order to determine whether a Third Party Offer is supported by other holders of KMOC Voting Securities, KMOC may use any reasonable method, taking into account confidentiality concerns, including engaging the services of a proxy solicitor or similar firm. The notice referred to in the first sentence of this Section
2.1 shall be delivered promptly after the approval of the Third Party Offer by the KMOC Board and the determination of the support by the holders of a majority of the KMOC Voting Securities who have taken a position on such transaction or the approval by the holders of a majority of the KMOC Voting Securities that have voted in favor of such Third Party Offer, as the case may be.

                                  ARTICLE III.
                              TRANSFER RESTRICTIONS

       SECTION 3.1 RESTRICTIONS. Except in connection with (i) a Third Party Offer as provided in Section 2.1 or (ii) a registered Public Offering pursuant to Article IV, no Shareholder shall, sell, pledge, assign, grant a participation interest in, encumber or otherwise transfer or dispose of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise (a "Transfer") without the prior written consent of KMOC, which shall not be unreasonably withheld, except in accordance with one of the following:

     a. subject to compliance with the provisions of Section 3.2, pursuant to a sale to any one Person or group in an amount less than 5% of the outstanding securities of any class of KMOC; PROVIDED,

              HOWEVER, that the aggregate of such sales made by the Shareholders as a group in any one year shall not exceed 10% of the outstanding securities of any class of KMOC;

     b. pursuant to a merger, consolidation or other business combination involving Waldo, where Waldo is not the surviving entity, or a sale of all or substantially all of Waldo's assets; PROVIDED, HOWEVER, that the surviving or purchasing entity agrees to be bound by the terms of this Agreement; or

     c. pursuant to a Transfer of Shares by Waldo to a Wholly Owned Subsidiary of Waldo, from a Wholly Owned Subsidiary of Waldo to Waldo or between Wholly Owned Subsidiaries of Waldo (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such Transfer, Waldo shall have provided KMOC with written notice of such proposed Transfer at least 15 days prior to consummating such Transfer stating the name and address of the Permitted Transferee, the relationship between Waldo and the Permitted Transferee, and the Permitted Transferee shall have executed a copy of this Agreement as a shareholder of KMOC. If any Permitted Transferee to whom Shares have been Transferred pursuant to this Section 3.1 by Waldo ceases to be a Permitted Transferee, such Shares shall be Transferred back to Waldo immediately prior to the time such Person ceases to be a Permitted Transferee of Waldo. Waldo and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

       SECTION 3.2 RIGHT OF FIRST OFFER.

     a. If a Shareholder desires to transfer any Shares to any Person other than pursuant to the provisions of Sections 2.1, 3.1(b) or 3.1(c) or Article IV, the Shareholder shall first give written notice (a "Transfer Notice") to that effect to KMOC containing (i) the number of Shares proposed to be transferred (the "Offered Shares"), and (ii) the purchase price (the "First Offer Price") which the Shareholder proposes to be paid for the Offered Shares.

     b. KMOC shall have a period of 30 days after the date of receipt of the Transfer Notice (the "Response Period") to accept the offer made pursuant to the Transfer Notice to purchase all of the Offered Shares (on its own behalf or on the behalf of others) at the First Offer Price by delivering written notice of acceptance to the Shareholder within the Response Period.

     c. If KMOC elects to purchase (on its behalf or on the behalf of others) all of the Offered Shares, the closing of the sale of the Offered Shares will be held at KMOC's principal office in New York on a date to be specified by KMOC which is not less than 10 days nor more than 60 days after the end of the Response Period. At the closing, KMOC will deliver the consideration in accordance with the terms of the offer set forth in the Transfer Notice, and the Shareholder will deliver the Offered Shares to KMOC, duly endorsed for transfer, free and clear of all liens, claims and encumbrances.

     d. If, at the end of the Response Period, KMOC has not given notice of its decision to purchase all of the Offered Shares, then the Shareholder shall be entitled for a period of 90 days beginning the day after the expiration of the Response Period to sell the Offered Shares at a price not lower than the First Offer Price and on terms not more favorable to the transferee than were contained in the Transfer Notice. Promptly after any sale pursuant to this
              Section 3.2, the Shareholder shall notify KMOC of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as KMOC may request.

     e.     If, at the end of any such 90-day period provided for in this
              Section 3.2, the Shareholder has not completed the sale of the Offered Shares, the Shareholder shall no longer be permitted to sell any of such Offered Shares pursuant to this Section 3.2 without again fully complying with the provisions of this Section
              3.2 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

     f. Notwithstanding the foregoing, in the event that KMOC fails to close the purchase of the Offered Shares on the date specified in its notice of acceptance, the Shareholder shall be entitled, for a period of 120 days from the closing date originally set by KMOC in its offer of acceptance, to sell the Offered Shares at any reasonably negotiated price to any third party without having to further comply with the provisions of this Section 3.2; provided, however, that in the event that KMOC's failure to close the purchase is due to an order, injunction or other similar mandate from a regulatory body of competent jurisdiction and KMOC is using its best efforts to cause such order, injunction or mandate, as the case may be, to not apply to the purchase of the Offered Shares then KMOC shall have until the earlier of (i) the expiration of 30 days from the closing date originally set by KMOC in its acceptance or (ii) such time as the order, injunction or mandate becomes final and non-appealable, in which to close the purchase of the Offered Shares before the provisions of this clause (f) become applicable.

       SECTION 3.3 LEGEND. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

       RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHAREHOLDER AGREEMENT DATED JUNE 29, 2000. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

       SECTION 3.4 COMPLIANCE WITH APPLICABLE LAW, ETC. The exercise of the right of first offer set forth in Section 3.2 and the completion of any transfer or sale of Shares contemplated hereunder shall be subject to compliance with Applicable Law. KMOC and the Shareholders shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the Shares pursuant to this Agreement. KMOC and the transferring Shareholder shall bear its own costs and expenses in connection with obtaining any such Governmental Approvals.

       SECTION 3.5 EFFECT. Any purported transfer of securities that is not in accordance with the provisions of this Article III shall be null and void and of no force or effect and will not be registered on the stock transfer books of KMOC.

                                   ARTICLE IV.
                               REGISTRATION RIGHTS

       SECTION 4.1 INCIDENTAL REGISTRATION. If KMOC proposes at any time to register KMOC Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 (or a similar successor form)) with respect to an offering of KMOC Common Stock for its own account or for the account of any of its security holders, it will promptly give written notice thereof to Waldo (but in no event less than fifteen days before the anticipated filing date), and offer the Shareholders the opportunity to register such number of Shares as the Shareholders may request. Upon the written request of Waldo made within 10 days after the receipt of any such notice (which request shall specify the number of Shares intended to be disposed of by each Shareholder), KMOC will, subject to the terms of this Agreement, use its best efforts to include the Shares which KMOC has been requested to register in such registration.

     a. If the proposed registration by KMOC is an underwritten Public Offering of KMOC Common Stock, then KMOC will use its best efforts to cause the managing underwriter or underwriters to include the Shares requested to be included by Waldo (including Shares to be included on behalf of other Shareholders) among those securities to be distributed by or through such underwriters (on the same terms and conditions as the KMOC Common Stock of KMOC included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriters or underwriters, the success of the Public Offering would be adversely affected by inclusion of the Shares requested to be included, KMOC shall include in such registration the number (if any) of Shares so requested to be included which in the opinion of such underwriters can be sold, but (i) only after the inclusion in such registration of KMOC Common Stock being sold by KMOC and (ii) only after the inclusion in such registration of KMOC Common Stock being sold by persons exercising any demand registration rights they may have in respect of KMOC Common Stock. If, in the opinion of such underwriters, some but not all of the Shares requested to be included may be included in such registration, all Shareholders requested to be included therein, and any other holders of KMOC Common Stock who have substantially similar registration rights to the holders of Shares and have requested registration of their shares, shall share pro rata in the number of such shares requested to be included therein based on the number of such shares so requested to be included by such persons.

     b. If, at any time after giving written notice of its intention to register KMOC Common Stock and prior to the effective date of the registration statement filed in connection with such registration, KMOC shall determine for any reason either not to register, or to delay registration of, such securities, KMOC may, at its election, give written notice of such determination to Waldo and, thereupon,
              (i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration or (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares, for the same period as the delay in registering such other KMOC Common Stock.

     c. The selection of the underwriters for any such offering shall be at the sole discretion of KMOC.

     d. KMOC will pay expenses associated with the registration and sale of the Shares including without limitation legal, accounting, printing and distribution fees and expenses, except for registration fees associated with the Shares and commissions and underwriting discounts payable with respect to the Shares, which shall be paid by Waldo.

       SECTION 4.2 REGISTRATION PROCEDURES.

     a. If and whenever KMOC is required by the provisions of Section 4.1 hereof to effect the registration of Shares, KMOC will as promptly as practicable:

          (1) furnish to Waldo such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Waldo may reasonably request to facilitate the disposition of the Shares included in such registration by the Shareholders;

          (2) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions, if applicable, as shall be reasonably appropriate for distribution of the Shares; PROVIDED, HOWEVER, that KMOC shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

          (3) advise Waldo, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such registration statement or the initiation or threatening of any pro-ceeding for that purpose and use its best efforts to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued;

          (4) notify Waldo upon KMOC's discovery that, or upon the happening of any event as a result of which, any prospectus included in any registration statement which includes Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at Waldo's request prepare and furnish to Waldo a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (5) use its best efforts to cause all such Shares to be listed on each securities exchange or inter-dealer quotation system on which the KMOC Common Stock is then listed or will be listed following the Public Offering, provided that the applicable listing requirements are satisfied.

       b. If any registration pursuant to Section 4.1 shall be in connection with an underwritten Public Offering and regardless of whether the Shareholders participate in such registration, Waldo agrees not to, and each of the other Shareholders shall agree not to, unless agreed to in writing by the managing underwriter or underwriters or KMOC, effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any Shares (other than as part of such underwritten Public Offering) within the period commencing on a date specified by the underwriter, not to exceed 30 days prior to the effective date of such registration statement, and ending on a date specified by the underwriter, not to exceed 180 days after the effective date of such registration statement or such shorter period as any other holder of securities of KMOC being sold pursuant to the registration statement has agreed not to effect any public sale or distribution. Waldo agrees, and each of the other Shareholders shall agree, that KMOC may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 4.2(b).

       c. Waldo agrees, and each of the other Shareholders included in such registration shall agree, that upon receipt of any notice from KMOC of the occurrence of any event of the kind described in
              Section 4.2(a)(4), it will forthwith discontinue the disposition of Shares pursuant to the registration statement relating to such Shares until its receipt of a supplemented or amended prospectus from KMOC and, if so directed by KMOC, will deliver to KMOC all copies, other than permanent file copies, then in such Shareholder's possession, of the prospectus relating to such Shares at the time of receipt of such notice; PROVIDED, that if the registration statement is for an underwritten Public Offering, each Shareholder included in such registration will use its best efforts to cause the underwriters of such Public Offering to discontinue the disposition of Shares.

       d.     If any Shares are included in any registration pursuant to this
              Article IV, Waldo agrees, and each of the other Shareholders selling Shares shall agree, to take such actions and furnish KMOC with such information regarding itself and relating to the distribution of the Shares as KMOC may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the Shares to be sold to agree in writing with KMOC to provisions with respect to indemnification and contribution that are substantially the same as set forth in
              Section 4.3 hereof; (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.

       SECTION 4.3 INDEMNIFICATION.

       a. INDEMNIFICATION BY KMOC. In the event of any registration of Shares pursuant to Section 4.1, KMOC agrees to indemnify and hold harmless the seller of Shares and its directors and officers and each other person, if any, who controls the seller (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) to which such Indemnified Person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that KMOC shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by such seller of Shares to KMOC for inclusion therein, whether directly or indirectly by reference.


       b. INDEMNIFICATION BY THE SHAREHOLDERS. Waldo agrees, and each of the other Shareholders participating in a registration of shares pursuant to this Article IV shall agree, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.3(a)), KMOC and its directors and officers and each other person, if any, who controls KMOC within the meaning of the Securities Act arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission or alleged statement or omission was made solely in reliance upon and in conformity with written information furnished to KMOC by such Shareholder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

       c. DEFENSE OF CLAIM. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to (or, if requested, shall) assume the defense of such claim, including the employment of counsel and the payment of all expenses, unless a conflict of interest may exist with respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without their prior written consent. No indemnifying party shall consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of release from all liability in respect to such claim or litigation. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that failure to give such notice shall not limit any party's right to indemnification or contribution hereunder except to the extent that the indemnifying party is materially prejudiced thereby. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

       d. CONTRIBUTION. If the indemnification provided for in Sections 4.3(a) or 4.3(b) hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions or alleged statement or omission which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 4.3(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V.
                                VOTING COVENANTS

       SECTION 5.1 VOTING SHARES. During the period commencing from the date hereof and ending on the later to occur of (i) the sixth anniversary of the Effective Date or (ii) the date of an initial Public Offering, each Shareholder agrees to cause all Shares held by it to be present for quorum and other purposes at all shareholder meetings of KMOC and to vote all Shares held by it in favor of any director nomination recommended by the KMOC Board for approval by shareholders of KMOC.

                                   ARTICLE VI.
                                   TERMINATION

       SECTION 6.1 TERMINATION. Except with respect to Sections of this Agreement which shall terminate on an earlier date as expressly provide herein, this Agreement shall automatically terminate, with respect to each Shareholder, on the date such Shareholder no longer Beneficially Owns any Shares; PROVIDED, HOWEVER, that the provisions of Section 4.3 shall survive the termination of this Agreement with respect to each Shareholder and the Company and PROVIDED, FURTHER, that as set forth in Section 3.1(a), Waldo shall be liable for any breach of this Agreement by a Permitted Transferee even if at such time Waldo does not hold any Shares.


                                  ARTICLE VII.
                                  MISCELLANEOUS

       SECTION 7.1 EFFECTIVENESS. This Agreement shall be effective as of the Effective Date.

       SECTION 7.2 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by nationally recognized courier service, by facsimile transmission, receipt confirmed or certified mail (postage prepaid, return receipt requested, if available):

       If to KMOC, to:

                Khanty Mansiysk Oil Corporation
                152 W. 57th St, 29th Floor
                New York, New York 10017
                Attention: John B. Fitzgibbons
                Phone: (212) 245-5544
                Fax: (212) 245-1932

       If to Waldo or any other Shareholder, to:

                 Waldo Securities S.A.
                 Akara Building, Suite #8
                 Wickhams Cay, 1 Road Town Tortola,
                 British Virgin Islands
                 Attn:
                 Phone:
                 Fax:

Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 8.2 (or in accordance with the latest unrevoked written direction from such party), (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 8.2 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received or (C) if by certified mail, upon mailing.

       SECTION 7.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

       SECTION 7.4 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; PROVIDED, HOWEVER, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

       SECTION 7.5 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

       SECTION 7.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto (or with respect to Section 4.3, the parties referenced therein), any rights or remedies hereunder.

       SECTION 7.7 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

       SECTION 7.8 GOVERNING LAW; EQUITABLE REMEDIES. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

       SECTION 7.9 AMENDMENTS; WAIVERS.

       a. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

       b. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       SECTION 7.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except (a) in connection with a Transfer pursuant to and in accordance with, Article III hereof, and (b) that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

             KHANTY MANSIYSK OIL CORPORATION

             By:      ______________________________
             Name:    John B. Fitzgibbons
             Title:   Chief Executive Officer

             WALDO SECURITIES S.A.
             By:      ______________________________
             Name:    ______________________________
             Title:   ______________________________

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
                                    ARTICLE I
                                   DEFINITIONS
SECTION 1.1.      DEFINITIONS                                                      1

                                   ARTICLE II
                               THIRD PARTY OFFERS
SECTION 2.1.      THIRD PARTY OFFERS                                               3

                                   ARTICLE III
                              TRANSFER RESTRICTIONS
SECTION 3.1.      RESTRICTIONS                                                     3
SECTION 3.2.      RIGHT OF FIRST OFFER                                             4
SECTION 3.3.      LEGEND                                                           5
SECTION 3.4.      COMPLIANCE WITH APPLICABLE LAW                                   5
SECTION 3.5.      EFFECT                                                           5

                                   ARTICLE IV
                               REGISTRATION RIGHTS
SECTION 4.1.      INCIDENTAL REGISTRATION                                          5
SECTION 4.2.      REGISTRATION PROCEDURES                                          6
SECTION 4.3.      INDEMNIFICATION                                                  8

                                    ARTICLE V
                                VOTING COVENANTS
SECTION 5.1.      VOTING SHARES                                                    9

                                   ARTICLE VI
                                   TERMINATION
SECTION 6.1.      TERMINATION                                                     10

                                   ARTICLE VII
                                  MISCELLANEOUS
SECTION 7.1.      EFFECTIVENESS                                                   10
SECTION 7.2.      NOTICES                                                         10
SECTION 7.3.      INTERPRETATION                                                  10
SECTION 7.4.      SEVERABILITY                                                    11
SECTION 7.5.      COUNTERPARTS                                                    11
SECTION 7.6.      ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES                  11
SECTION 7.7.      FURTHER ASSURANCES                                              11
SECTION 7.8.      GOVERNING LAW; EQUITABLE REMEDIES                               11
SECTION 7.9.      AMENDMENTS; WAIVERS                                             11
SECTION 7.10.     ASSIGNMENT                                                      11

                                    ATTACHMENT 5 TO THE SHARE PURCHASE AGREEMENT


                           SENIOR FINANCING INVESTORS


Khanty Holdings, LLC
Deltec Asset Management Corporation
Acorn International
Koch Capital Services, Inc
Fractor Investments Limited
Spindrift Partners, LP
Spindrift Investors (Bermuda) LP
Mr. James Fitzgibbons
Mr. Robert Gray
Mr. Peter B. Kellner
Mr. Remy Trafelet
Ms. Sarah Leggat

                                    ATTACHMENT 6 TO THE SHARE PURCHASE AGREEMENT



                          [FORM OF W-8 BEN CERTIFICATE]